Exhibit 99.2

W.S. Badcock LLC
(f/k/a W.S. Badcock Corporation)

Financial Statements (Unaudited) for the
Period from August 22, 2023 through and as of September 30, 2023 (Successor),
Period from January 1, 2023 through August 21, 2023 (Predecessor), and
Period from December 26, 2021 through September 24, 2022, (Predecessor)

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Financial Statements (Unaudited) for the
Period from August 22, 2023 through and as of September 30, 2023 (Successor),
Period from January 1, 2023 through August 21, 2023 (Predecessor), and
Period from December 26, 2021 to September 24, 2022, (Predecessor)

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)
Statements of Operations (Unaudited)

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 26, 2021 through September 24, 2022
Revenues:
Product	$53,085	$323,455	$474,857
Service and other	29,664	128,703	224,978
Total revenues	82,749	452,158	699,835

Product cost of revenue	22,234	195,647	261,011
Selling, general, and administrative expenses	24,948	148,392	201,285
Dealer commissions	14,707	89,029	126,736
Total operating expenses	61,889	433,068	589,032
Income from operations	20,860	19,090	110,803
Other expense:
Gain on sale-leaseback transactions, net	—	—	59,225
Interest expense, net	(30,431)	(107,381)	(175,467)
Income (loss) from operations before income taxes	(9,571)	(88,291)	(5,439)
Income tax expense (benefit)	(2,392)	(23,209)	(2,100)
Net income (loss)	$(7,179)	$(65,082)	$(3,339)

See accompanying notes to financial statements.

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)
Balance Sheets (Unaudited)

	Successor	Predecessor
(In thousands)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,797	$11,358
Current receivables, net of allowance for credit losses	80,649	60,066
Current securitized receivables, net of allowance for credit losses	187,317	292,913
Inventories	104,318	136,748
Current assets held for sale	12,052	8,528
Other current assets	4,682	4,192
Total current assets	400,815	513,805
Property, plant, and equipment, net	39,739	18,365
Non-current receivables, net	1,721	2,263
Non-current securitized receivables, net	23,171	39,527
Operating lease right-of-use assets	174,944	225,816
Non-current deferred tax assets	19,361	19,361
Other non-current assets	2,082	2,460
Total assets	$661,833	$821,597
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term obligations, net	$2,983	$4,503
Current installments of debt secured by accounts receivable, at fair value	182,334	—
Current installments of debt secured by accounts receivable, net	—	340,021
Current operating lease liabilities	11,452	16,742
Accounts payable and accrued expenses	58,186	58,123
Other current liabilities	7,977	8,822
Total current liabilities	262,932	428,211
Long-term obligations, excluding current installments	307	2,310
Non-current liabilities debt secured by accounts receivable, at fair value	42,935	—
Non-current liabilities debt secured by accounts receivable, net	—	107,448
Non-current operating lease liabilities	159,016	204,911
Other non-current liabilities	10,794	11,057
Total liabilities	475,984	753,937
Stockholders’ equity:
Common stock Class A, voting, $100 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares	440	440
Common stock Class B, non-voting, $1 par value. Authorized 350,000 shares; issued and outstanding 168,896 shares	169	169
Additional paid-in capital	336,545	173,167
Retained earnings (deficit)	(151,305)	(106,116)
Total stockholders' equity	185,849	67,660
Total liabilities and stockholders' equity	$661,833	$821,597

See accompanying notes to financial statements.

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)
Statements of Stockholders' Equity (Unaudited)
Period from August 22 through September 30, 2023

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders' equity
Balance at August 21, 2023	$440	$169	$357,987	$(181,176)	$177,420
Effect of Freedom Acquisition	—	—	(21,442)	181,176	159,734
Successor: Balance at August 22, 2023	$440	$169	$336,545	$—	$337,154
Net income (loss)	—	—	—	(7,179)	(7,179)
Cash dividend	—	—	—	(144,126)	(144,126)
Balance at September 30, 2023	$440	$169	$336,545	$(151,305)	$185,849

Statements of Stockholders' Equity (Unaudited)
Period from January 1 through August 21, 2023

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders' equity
Balance at December 31, 2022	$440	$169	$173,167	$(106,116)	$67,660
Cumulative impact of adoption of ASC 326	—	—	—	(9,978)	(9,978)
Net income (loss)	—	—	—	(65,082)	(65,082)
Contributions from Parent	—	—	184,820	—	184,820
Balance at August 21, 2023	$440	$169	$357,987	$(181,176)	$177,420

Statements of Stockholders' Equity (Unaudited)
Period from December 26, 2021 through September 24, 2022

(In thousands)	Class A common stock	Class B common stock	Additional paid-in-capital	Retained earnings / (deficit)	Total stockholders' equity
Balance at December 25, 2021	$440	$169	$131,434	$(8,056)	$123,987
Net income (loss)	—	—	—	(3,339)	(3,339)
Effect of Franchise Group Acquisition	—	—	3,514	—	3,514
Cash dividend	—	—	—	(93,237)	(93,237)
Balance at September 24, 2022	$440	$169	$134,948	$(104,632)	$30,925

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)
Statements of Cash Flows (Unaudited)

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 26, 2021 through September 24, 2022
Operating Activities
Net income (loss)	$(7,179)	$(65,082)	$(3,339)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses for accounts receivable	9,209	61,713	97,383
Depreciation and amortization	527	2,788	6,720
Amortization of deferred financing costs	2	17	7,935
Securitized financing costs	23,039	53,674	71,446
Gain on sale of property, plant and equipment	—	—	(4,017)
Gain on sale-leaseback	—	—	(59,225)
Other non-cash items	—	723	1
Changes in operating assets and liabilities
Accounts, notes, and securitized receivables	4,842	(25,168)	(79,483)
Income taxes receivable	—	(546)	(1,494)
Inventory	(8,068)	4,955	(28,557)
Other assets	1,641	(1,700)	(3,118)
Accounts payable and accrued expenses, deferred revenue (and other liabilities)	(20,309)	(54,025)	(48,923)
Net cash provided by (used in) operating activities	3,704	(22,651)	(44,671)
Investing Activities
Purchases of property, plant, and equipment	(257)	(1,434)	(2,279)
Proceeds from sale of property, plant, and equipment	—	265	260,426
Payments received on operating loans to franchisees and dealers	—	1,201	3,647
Net cash provided by (used in) investing activities	(257)	32	261,794
Financing Activities
Contributions from parent	—	194,190	—
Dividends paid	(153,638)	—	(92,608)
Repayment of long-term debt and other obligations	—	—	(355,374)
Proceeds from secured debt obligations	113,465	133,398	298,919
Repayment of secured debt obligations	(52,490)	(215,314)	(262,796)
Net cash provided by (used in) financing activities	(92,663)	112,274	(411,859)
Net increase (decrease) in cash equivalents and restricted cash	(89,216)	89,655	(194,736)
Cash, cash equivalents and restricted cash at beginning of period	101,013	11,358	203,556
Cash, cash equivalents and restricted cash at end of period	$11,797	$101,013	$8,820
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$—	$567	$—
Cash paid for interest	$18	$192	$6,021
Cash paid for interest on secured debt	$7,439	$53,665	$63,668
Supplemental schedule of non-cash financing activities
Impact of pushdown accounting	$(21,442)	$—	$3,514
See accompanying notes to financial statements.

W.S. BADCOCK LLC (f/k/a W.S. Badcock Corporation)

Notes to Unaudited Financial Statements

(1) Organization and Significant Accounting Policies

Description of Business. On December 8, 2023, W.S. Badcock Corporation converted from a corporation to a limited liability company and was thereby renamed W.S. Badcock LLC (the “Company”, "Badcock", or "our"). The Company is a retailer of furniture, appliances, bedding, electronics, home office equipment, accessories and seasonal items in a showroom format. Additionally, Badcock offers multiple and flexible payment solutions and credit options through third parties and its consumer financing services. On November 21, 2021, Franchise Group Inc. ("FRG" or “Parent”) purchased 100% of the Class A common stock and Class B common stock from the former owners of W.S. Badcock Corporation (the "Badcock Acquisition").

In the opinion of management, all adjustments (including those of a normal recurring nature) necessary for a fair presentation of such financial statements in accordance with GAAP have been recorded. The December 31, 2022 balance sheet information was derived from the audited financial statements as of that date.

Franchise Group, Inc. Merger

On August 21, 2023, Franchise Group, Inc. completed certain transactions, including being acquired by Freedom VCM Holdings, LLC, contemplated by an Agreement and Plan of Merger, dated as of May 10, 2023. The merger met the definition of a business combination in accordance with ASC 805, “Business Combinations”. As a result, the assets acquired and the liabilities of the Company were remeasured at fair value on August 21, 2023 (the "Freedom Acquisition"). The Company elected the accounting policy option as allowed under ASC 805 to apply pushdown accounting in their separate financial statements after this change-in-control event.

Fair value option (FVO) - Successor Period Election

ASC 825-10, Financial Instruments, provides FVO election that allows companies an irrevocable election to use fair value as the initial and subsequent accounting measurement attribute for certain financial assets and liabilities. ASC 825-10 permits entities to elect to measure eligible financial assets and liabilities at fair value on an ongoing basis. Unrealized gains and losses on items for which the FVO has been elected are reported in earnings. The decision to elect the FVO is determined on an instrument-by-instrument basis, must be applied to an entire instrument and is irrevocable once elected. Assets and liabilities measured at fair value pursuant to ASC 825-10 are required to be reported separately from those instruments measured using another accounting method. In accordance with the options presented in ASC 825-10, the Company elected to present its current and non-current liabilities debt secured by accounts receivable beginning on August 21, 2023 when the Company’s assets and liabilities were remeasured as part of the Freedom Acquisition. The Freedom Acquisition was a remeasurement event which created an election date for the FVO as discussed in paragraph 825-10-25-4(e). Management believes the reporting of these liabilities at fair value method closely approximates the true economics of the agreement. The Company will record the gains or losses from the changes in fair value of the liabilities within Interest expense, net in the Statements of Operations.

See "Note 1 - Organization and Significant Accounting Policies" in the financial statements for the fiscal year ended December 31, 2022 for accounting policy of the measurement of the current and non-current liabilities debt secured by accounts receivable for the Predecessor period when FVO was not elected.

Sale-Leaseback Transactions

In the nine months ended September 24, 2022, the Company sold a number of its retail locations, distribution centers, and its corporate headquarters for a total of $265.8 million, resulting in a net gain of $59.2 million, comprised of $64.7 million of gains and $5.5 million of losses. Contemporaneously with these sales, the Company entered into lease agreements pursuant to which the Company leased back the retail locations, distribution centers, and corporate headquarters, all of which are being accounted for as operating leases. The net gain has been recognized as "Gain on sale-leaseback transactions, net" on the Statements of Operations for the nine months ended September 24, 2022.

Recent Accounting Pronouncements Adopted

In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2016-13, “Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” ("ASC 326"), which changes how companies measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. The standard replaces the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost (which generally will result in the earlier recognition of allowances for losses) and requires companies to record allowances for available-for-sale debt securities, rather than reduce the carrying amount. In addition, companies will have to disclose significantly more information, including information used to track credit quality by year of origination, for most financing receivables.

Effective January 1, 2023, the Company adopted ASU 2016-13 and applied a cumulative-effect adjustment to retained earnings. The Company has reviewed its entire portfolio of assets recognized on the balance sheet as of December 31, 2022 and identified customer receivables and securitized receivables as the materially impacted assets within the scope of ASC 326. Upon adoption of ASC 326 the Company recorded a net decrease to retained earnings of $10.0 million as of January 1, 2023. Prior period amounts were not adjusted and will continue to be reported under the previous accounting standards.

The cumulative effect of the changes made to the Company’s Balance Sheet as a result of the adoption of ASC 326 were as follows:

	Impact of Adoption of ASC 326
(In thousands)	Balance at December 31, 2022	Adjustments due to ASC 326	Balance at January 1, 2023
Assets
Current receivables, net	$60,066	$(654)	$59,412
Current securitized receivables, net	292,913	(11,619)	281,294
Non-current securitized receivables, net	39,527	(1,568)	37,959
Deferred income taxes	38,528	3,863	42,391
Stockholders’ Equity
Retained earnings	(106,116)	(9,978)	(116,094)

(2) Acquisition and Pushdown Accounting

The following table summarizes the preliminary estimates of the Badcock fair values of the identifiable assets acquired and liabilities assumed in the Freedom Acquisition discussed in "Note 1 - Organization and Significant Accounting Policies", on

August 21, 2023. The preliminary estimates of the fair value of identifiable assets acquired and liabilities assumed are subject to revisions, which may result in an adjustment to the preliminary values presented below.

(In thousands)	Preliminary 8/21/2023
Cash and cash equivalents	$101,012
Inventories	96,250
Accounts receivable, net	194,406
Securitized accounts receivable, net	112,578
Other current assets	18,299
Property, plant, and equipment	40,015
Operating lease right-of-use assets	173,655
Other non-current assets	2,082
Total assets	738,297
Current installments of long-term obligations, net	3,205
Current installments of debt secured by accounts receivable, net	132,106
Current operating lease liabilities	11,225
Accounts payable and accrued expenses	60,967
Other current liabilities	6,865
Long-term obligations, excluding current installments	430
Non-current liabilities debt secured by accounts receivable, net	18,566
Non-current operating lease liabilities	158,637
Non-current deferred tax liabilities	—
Other non-current liabilities	9,142
Total liabilities	401,143
Total fair value of assets	337,154

Carrying value of assets recorded	(177,420)
Impact of pushdown accounting	$159,734

In accordance with ASC 805, and the Company's election of push down accounting, the difference in carrying value and fair value has been recorded as an "Effect of Freedom Acquisition" to Additional Paid-in Capital in the Statements of Stockholders' Equity. The consideration allocated to Badcock as part of the Freedom Acquisition equals the fair value of the net assets above.

(3) Accounts and Notes Receivable

Current and non-current receivables as of September 30, 2023 and December 31, 2022 are presented in the Balance Sheets as follows:

(In thousands)	September 30, 2023	December 31, 2022
Customer and dealer accounts receivable	$83,187	$60,859
Notes and interest receivable	641	1,305
Income tax receivable	332	(214)
Allowance for credit losses	(3,511)	(1,884)
Current receivables, net	80,649	60,066
Notes receivable, non-current	2,551	3,022
Allowance for credit losses, non-current	(830)	(759)
Non-current receivables, net	1,721	2,263
Total receivables	$82,370	$62,329

Allowance for Credit Losses

The adequacy of the allowance for credit losses is assessed on a quarterly basis and adjusted as deemed necessary.

Activity in the allowance for credit losses for trade, customer, and dealer accounts receivable and notes receivable for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), were as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Balance at beginning of period	$11,728	$1,884	$903
Cumulative effect of adopted accounting standards	—	654	—
Provision for credit loss expense (benefit)	(8,217)	9,190	(660)
Write-offs, net of recoveries	—	—	—
Balance at end of period	$3,511	$11,728	$243

The non-current allowance for credit losses was deemed immaterial for both periods presented.

(4) Securitized Accounts Receivable

In order to monetize its customer credit receivables portfolio, Badcock sells beneficial interests in customer revolving lines of credit pursuant to securitization transactions. The Company securitized $346.2 million of its customer credit receivables portfolio for cash of $298.9 million during the nine months ended September 24, 2022. The Company securitized $161.1 million of its customer credit receivables portfolio for cash of $133.4 million during the period January 1, 2023 through August 21, 2023. The Company securitized an additional $162.1 million of its customer credit receivables portfolio for cash of $113.5 million with a related party, B. Riley Receivables II LLC (a wholly-owned subsidiary of Freedom VCM Holdings, LLC), during the period August 22, 2023 through September 30, 2023.

When securitized receivables are delinquent for approximately one year, the estimated uncollectible amount from the customer is written off and the corresponding securitized accounts receivable is reduced. Financial instruments that could potentially subject the Company to concentrations of credit risk consist of accounts receivable with its customers. The Company manages such risk by managing the customer accounts receivable portfolio using delinquency as a key credit quality indicator. Management believes the allowance is adequate to cover the Company’s credit loss exposure. Prior to electing the fair value option, due to their non-recourse nature, the Company would record a gain on extinguishment for any debt secured by uncollectible accounts receivable in the future when the debt meets the extinguishment requirements in accordance with ASC 470, “Debt”.

Activity in the allowance for credit losses on securitized accounts for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), was as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Balance at beginning of period	$67,836	$64,800	$—
Cumulative effect of adopted accounting standards	—	13,187	—
Effect of purchase adjustment	11,451	—	—
Provision for credit loss expense	17,464	52,368	99,120
Write-offs, net of recoveries	(8,329)	(62,519)	(53,858)
Balance at end of period	$88,422	$67,836	$45,262

Current amounts include receivables for customers who have made a payment in the past 30 days. Any customers who have not made a required payment within the last 30 days are considered past due. The following table presents the delinquency distribution of the gross value of customer accounts receivable by year of origination as of September 30, 2023:

Delinquency Bucket	2023	2022	2021	Prior	Total
(in thousands)
Current	$157,114	$76,526	$9,468	$3,044	$246,152
1-30	6,892	6,054	1,548	516	15,010
31-60	5,205	4,916	1,398	451	11,970
61-90	3,579	4,206	1,184	383	9,352
91+	8,523	36,311	12,153	3,425	60,412
Total	$181,313	$128,013	$25,751	$7,819	$342,896

Servicing revenue, interest income and interest expense generated from securitized receivables for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), were as follows:

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Securitization servicing revenue	$1,756	$7,698	$6,636
Interest income from securitization[1]	8,636	53,466	75,882
Interest expense, debt secured by accounts receivable	(30,426)	(107,339)	(163,557)

(1) Includes interest income from Badcock customer receivables (refer to “Note 3 – Accounts and Notes Receivable”) and securitized receivables.

(5) Revenue

For details regarding the principal activities from which the Company generates its revenue, refer to “Note 1 – Organization and Significant Accounting Policies” in the financial statements for the fiscal year ended December 31, 2022. The following represents the disaggregated revenue for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor):

	Successor	Predecessor
(In thousands)	Period from August 22 through September 30, 2023	Period from January 1 through August 21, 2023	Period from December 24, 2021 through September 24, 2022
Total product revenue	$53,085	$323,455	$474,857
Financing revenue	242	1,470	394
Interest income	8,636	53,466	75,882
Interest income from amortization of account receivable discount	11,016	15,982	78,603
Warranty and damage revenue	4,708	30,173	39,187
Other revenues	5,062	27,612	30,912
Total service revenue	29,664	128,703	224,978
Total revenue	$82,749	$452,158	$699,835

Contract Balances

The following table provides information about receivables and contract liabilities (deferred revenue) from contracts with customers as of September 30, 2023 and December 31, 2022:

(In thousands)	September 30, 2023	December 31, 2022
Accounts receivable	$83,187	$60,859
Notes receivable	3,192	4,327

Customer deposits	4,588	6,694
Gift cards	70	73
Other deferred revenue	4,772	2,794
Total deferred revenue	$9,430	$9,561

Deferred revenue consists of (1) amounts received for merchandise of which customers have not yet taken possession, (2) gift card or store credits outstanding, which are primarily recognized within one year following the revenue deferral.

(6) Income Taxes

Overview

For the period ended September 30, 2023 (Successor) and August 21, 2023 (Predecessor), the Company had an effective tax rate of 25.0% and 26.3%, respectively. For the nine months ended September 24, 2022 (Predecessor), the Company had an effective tax rate of 38.6%. The changes in the effective tax rate compared to the prior year are due to discrete items related to prior year true ups and statute lapses related to prior year accruals on uncertain tax positions.

(7) Related Party Transactions

The Company paid management fees of $146 thousand, $728 thousand and $1.8 million for the periods ended September 30, 2023 (Successor), August 21, 2023 (Predecessor) and September 24, 2022 (Predecessor), respectively. Management fees are included in selling, general and administrative expenses in the Statements of Operations.
See Note 4 "Securitized Accounts Receivable" for disclosure of certain related party securitized receivable and secured borrowing transactions with B. Riley Receivables II, LLC, a wholly-owned subsidiary of the Company's ultimate Parent.

(8) Commitments and Contingencies

In the ordinary course of operations, the Company may become a party to legal proceedings. Based upon information currently available, management believes that such legal proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s business, financial condition, cash flows, or results of operations.

The Company is party to claims and lawsuits that are considered to be ordinary, routine litigation incidental to the business, including claims and lawsuits concerning the fees charged to customers for various products and services, relationships with dealers, intellectual property disputes, employment matters, and contract disputes. Although the Company cannot provide assurance that it will ultimately prevail in each instance, it believes the amount, if any, it will be required to pay in the discharge of liabilities or settlements in these claims will not have a material adverse impact on its results of operations, financial position, or cash flows.

(9) Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including March 4, 2024, which is the date the accompanying financial statements were available to be issued.

Badcock Sale

On December 18, 2023, W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) was sold by Freedom VCM Holdings, LLC and became a wholly-owned subsidiary of Conn's Inc. through an all-stock transaction.